UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 18, 2015

(Date of earliest event reported)

Turtle Beach Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Summit Lake Drive, Suite 100

Valhalla, New York 10595

(Address of principal executive offices)

914-345-2255

(Registrant’s telephone number, including area code)

Parametric Sound Corporation

(Registrant’s former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2015, Turtle Beach Corporation (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Nevada, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The Charter Amendment amended the Company’s Articles of Incorporation to effect an increase in the Company’s authorized capital stock from fifty-one million (51,000,000) shares to one hundred one million (101,000,000) shares, of which one hundred million (100,000,000) shares shall be common stock and one million (1,000,000) shares shall be preferred stock.

The Charter Amendment was approved by the Company’s board of directors on May 12, 2015 and a majority of the Company’s stockholders by written consent on May 18, 2015, and became effective on June 18, 2015.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Amendment to Articles of Incorporation of Turtle Beach Corporation, as filed with the Secretary of State of the State of Nevada on June 18, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2015	TURTLE BEACH CORPORATION

	By:	/s/ Juergen Stark
Juergen Stark Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation of Turtle Beach Corporation, as filed with the Secretary of State of the State of Nevada on June 18, 2015.